UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 14, 2015
___________
Commission File Number: 001-14236        (FelCor Lodging Trust Incorporated)
Commission File Number: 333-39595-01    (FelCor Lodging Limited Partnership)

FelCor Lodging Trust Incorporated
FelCor Lodging Limited Partnership
(Exact Name of Registrant as Specified in Charter)

Maryland	(FelCor Lodging Trust Incorporated)	75-2541756
Delaware	(FelCor Lodging Limited Partnership)	75-2544994
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Irving, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01    Regulation FD Disclosure

FelCor Lodging Limited Partnership, or FelCor LP, the operating partnership of FelCor Lodging Trust Incorporated, or FelCor, and certain of FelCor LP’s consolidated subsidiaries, or collectively with FelCor LP, the Borrowers, have obtained written commitments from a syndicate of lenders to amend and restate FelCor LP’s Line of Credit Facility, or (as amended) the Restated Line of Credit. The Borrowers expect that the borrowing capacity to increase to $400 million (from $225 million) under the Restated Line of Credit and that the Restated Line of Credit will have a four-year term (from closing) with a one-year extension option (subject to satisfaction of certain conditions to be determined). Borrowings under the Restated Line of Credit will generally bear interest at LIBOR plus an applicable rate ranging from 225 to 275 basis points. In addition, the Borrowers will change the hotels that will be mortgaged as collateral securing repayment of amounts drawn under the Restated Line of Credit. The Restated Line of Credit will be governed by an amended and restated credit agreement by and among certain of our subsidiaries, as borrowers, and FelCor and FelCor LP, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders. Except as described above, the Borrowers expect the material terms of the Restated Line of Credit will be substantially similar to those governing FelCor LP’s current Line of Credit Facility. There can be no assurance that the Restated Line of Credit will be consummated or, if consummated, that its terms will not differ-possibly materially-from the foregoing description. In addition, when the Restated Line of Credit closes, certain other consolidated subsidiaries of FelCor LP will repay their $140 million term loan that otherwise matures in March 2017.
These transactions occur in connection with FelCor LP’s recently-announced offer to purchase all of $525 million in aggregate principal amount of its 6.75% senior secured notes due 2019, or the 6.75% Notes. Assuming FelCor LP and its subsidiaries purchase or redeem the 6.75% Notes as contemplated and close on the Restated Line of Credit, FelCor and FelCor LP will have $1,544 million of consolidated indebtedness, including $1,069 million of secured indebtedness, bearing a 5.12% weighted-average interest rate (29 basis points lower than prior to these transactions) and having a weighted-average maturity of roughly 9 years (roughly 2 years longer than prior to these transactions), as well as19 unencumbered hotels (10 more than prior to these transactions). One of these unencumbered hotels is under contract to be sold.

Item 8.01	Other Events
On May 14, 2015, FelCor issued a press release that FelCor LP has commenced a cash tender offer to purchase any and all of the outstanding aggregate principal amount of its 6.75% Senior Secured Notes due 2019. A copy of the press release, which summarizes the materials terms of FelCor LP’s offer to purchase, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Exhibit
99.1	Press release issued May 14, 2015 announcing tender offer for its 6.75% Senior Secured Notes due 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 14, 2015                    FelCor Lodging Trust Incorporated

By: /s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President
General Counsel and Secretary

Dated: May 14, 2015                    FelCor Lodging Limited Partnership

By: FelCor Lodging Trust Incorporated, its general partner

By: /s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release issued May 14, 2015 announcing tender offer for its 6.75% Senior Secured Notes due 2019